UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

[ X ]

Definitive Additional Materials

[     ]

Soliciting Material Pursuant to § 240.14a-12

PREMIER COMMUNITY BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LETTER MAILED TO CERTAIN STREET NAME HOLDERS]

[PREMIER COMMUNITY BANKSHARES LOGO]

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 10, 2007

*   **URGENT NOTICE***

June 25, 2007

Dear Shareholder:

Please remember that the Annual Meeting of Shareholders of Premier Community Bankshares is fast approaching and will be held on July 10, 2007. You should have previously received by mail proxy materials for the Meeting, including a proxy statement/prospectus that summarizes the matters to be covered at the Meeting.

At the Meeting, you will be asked to vote on the following proposals:

1.

The election of four directors to serve for terms of three years each expiring at the 2010 annual meeting of shareholders, or until their successors are elected and qualify (or, if the merger described below is consummated, until the effective date of the merger).

2.

A proposal to approve and adopt the Agreement and Plan of Reorganization dated as of January 26, 2007, between Premier Community Bankshares, Inc. and United Bankshares, Inc. and the transactions contemplated thereby. The reorganization agreement provides that Premier Community Bankshares will merge with and into a subsidiary of United Bankshares, upon the terms and subject to the conditions set forth in the reorganization agreement, as more fully described in the proxy statement/prospectus that we previously mailed to you.

3.

A proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve the matters to be considered by the shareholders at the Meeting, as more fully described in the proxy statement/prospectus that we previously mailed to you.

Your vote is important. The proposal to approve and adopt the Agreement and Plan of Reorganization with United Bankshares requires the affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock. Because you hold shares of our common stock through a broker or other nominee, your vote on the reorganization agreement will count only if you return the proxy voting instruction form that you received as soon as possible.

YOUR BOARD RECOMMENDS THAT YOU VOTE FOR THE MERGER. WE NEED YOUR VOTE TO COMPLETE THE MERGER. Whether or not you expect to attend the Meeting, please complete, sign and date the proxy voting instruction form included with the proxy materials that were sent to you as promptly as possible so that your shares may be represented at the Meeting.

Your prompt response is appreciated, given the short time frame before the date of the Meeting. If you need assistance in casting your vote, please call Mellon Investor Services, who is acting as our proxy solicitation agent, at (800) 814-0304.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. We hope that you will participate in the Meeting, either in person or by proxy. If you neither return your proxy voting instruction form nor vote in person, the effect will be to vote against the merger.

Thank you for your support.

Sincerely,

/s/ Donald L. Unger

President and Chief Executive Officer